UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Gensym Corporation
(Name of Registrant as Specified In Its Charter)

Robert B. Ashton
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2006

Open Letter to the Stockholders of Gensym Corporation

My fellow stockholders:

As a current member of the Gensym Corporation Board of Directors and the company’s largest stockholder, I believe that there is an urgent need for the Board to reevaluate Gensym’s strategic direction and take those actions as are necessary and prudent to secure for Gensym the greatest chance at future success. I have come to the conclusion that without significant change, the existing Board and management team are likely to pursue a strategic plan that, in my judgment, could erode stockholder value greatly.

Recent Background

As previously disclosed, I have engaged in discussions with the Board concerning the 2006 annual meeting and have made specific recommendations to the Corporate Governance Committee concerning two prospective nominees for election. My goal has been to bring individuals to the Board that have the background and experience to analyze Gensym’s business prospects, its strategic position in the marketplace and the best plan to maximize stockholder value.

I have been trying to work with the Committee to seek a mutually agreeable solution to my concerns. During the course of these discussions, however, I have grown increasingly concerned with the direction of Gensym and the Board’s current vision for Gensym’s future. At this juncture, I am doubtful that we can reach agreement on a slate of candidates for election to the Board.

2006 Annual Meeting

I hereby request that the Board announce the 2006 annual meeting date as soon as possible. Upon the announcement, it is my current intention to nominate an alternate slate of candidates for election to the Board of Directors and thereafter provide to the stockholders details concerning my nominees for director and other requisite information required by law.

I would also implore the Board not to use the period prior to the annual meeting to appoint further directors or to take other action designed to disenfranchise the stockholders at this important time.

Looking to the Future

As previously disclosed in prior public filings, I have been engaged in a continuous examination of Gensym’s business prospects and strategic alternatives. In order to maximize stockholder value, I believe Gensym must abandon its failed pursuit of new projects and refocus its resources and energy on driving sales and increasing its customer base for its core products. I expect this to be a challenge for Gensym, given its financial resources and the extremely stiff competition that it meets in the marketplace. One course of action to maximize stockholder value may be through the sale of Gensym to a buyer with the resources, background and expertise to best leverage Gensym’s products and services. It is unclear, however, whether Gensym could locate an acquirer willing to give stockholders fair value for their shares on terms acceptable to the Board and the stockholders of Gensym, or at all.

Whatever the immediate course taken, I believe my nominees for director will bring to the Board the judgment, experience, energy and objectivity needed to implement and oversee a revised strategic plan for Gensym and to strengthen Gensym’s senior management team, or if the Board determines it appropriate, to oversee the strategic sale process.

The challenges facing the Gensym Board are significant. I believe that by electing individuals to the Board with proven track records in enterprise software, the stockholders will be taking the first step towards that goal.

Sincerely,

Robert B. Ashton

IMPORTANT ADDITIONAL INFORMATION:

I intend to file with the Securities and Exchange commission and furnish to Gensym’s stockholders a proxy statement in connection with the solicitation of proxies for the election of my nominees to the Board of Directors at the 2006 Gensym annual meeting of stockholders. I strongly urge investors and security holders to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information relating to the participants in the proxy solicitation. Such proxy statement and any other proxy solicitation materials, when filed, will be available free of charge on the SEC’s website at http://www.sec.gov. In addition, stockholders may also obtain free of charge a copy of the proxy statement, when filed, and any other proxy solicitation materials by contacting me by phone at 603-643-1225, by email at info@gensymproxy.com, or by regular mail at 6 Occom Ridge, Hanover, NH 03755.

This communication may be deemed to be solicitation material in respect of my ultimate nominees for director, and I may be deemed to be a participant in the solicitation of proxies in respect of such nominations. I am currently the beneficial owner of 1,310,311 shares of Gensym’s common stock, or 17.8% of the total shares of common stock outstanding as of March 24, 2006. At such time as I nominate individuals to serve as director, such nominees will be deemed participants in the solicitation of proxies in respect of their nominations.

Information concerning any direct or indirect interest of mine in my nominations for director of Gensym, including further information concerning my beneficial ownership of Gensym common stock, may be found in my Schedule 13D/A filed with the SEC on April 19, 2006, as the same may be amended from time to time. In addition, this information, along with information concerning any direct or indirect interest of my nominees for director, will be contained in the proxy statement and other solicitation material that I intend to file with the SEC under Schedule 14A. My Schedule 13D/A is available, and as noted above my proxy statement and other soliciting material when filed will be available, for free both on the SEC’s website (http://www.sec.gov) or by contacting me by phone at 603-643-1225, by email at info@gensymproxy.com, or by regular mail at 6 Occom Ridge, Hanover, NH 03755.

This letter contains forward-looking statements. These forward-looking statements are found in various places throughout this letter and include, without limitation, statements regarding the potential benefits of a change in strategic direction of Gensym following the election of my nominees for director of Gensym. While these forward-looking statements represent my judgments and future expectations concerning the development of Gensym’s business, a number of risks, uncertainties, and other important factors could cause actual developments and results to differ materially from my expectations. There can be no assurance that I or my nominees for director will be able to solve the strategic problems facing Gensym or that other factors will not intervene to prevent us from doing so.